UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 24, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Corning Natural Gas Corporation announced today the completion of its subscription rights offering. As previously disclosed in its Registration Statement on Form S-1 (No. 333-182386), the Company offered each of its shareholders one transferable subscription right for each eight shares owned on July 2, 2012, the record date. Each subscription right gave the holder the right to purchase one share of the Company's common stock at $15.75 per share. Of the approximately 246,524 shares available for purchase under the rights offering, holders directly and through the over-subscription feature of the offering exercised rights to purchase all of the available shares. Over subscription shares were available only to the extent other shareholders did not exercise their rights. The oversubscription sought by exercising holders exceeded the shares available through non-subscription of primary rights. The Company received gross proceeds of $3,882,753.00 under the offering and expects net proceeds, after expenses, of approximately $3,827,253.00. As disclosed in the prospectus forming a portion of the Registration Statement, the Company plans to use the net proceeds for general corporate purposes, including capital expenditures such as the pipeline replacement and system reliability capital projects required under its New York Public Service Commission rate order.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain statements that are forward-looking, such as statements relating to future capital expenditures. The words "believe," "expect," "anticipate," "intend," "may," "plan," and similar expressions are intended to identify these statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. Accordingly, actual results may differ materially from those expressed in any forward-looking statements. Please see the Registration Statement noted above and the reports incorporated by reference therein for certain factors which may cause our results to vary from those expected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: September 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 27, 2012.